Exhibit 10.8

November 30, 2012

HF2 Financial Management Inc.

999 18th Street, Suite 3000

Denver, Colorado 80202

Gentlemen:

HF2 Financial Management Inc. (the “Corporation”), a blank check company formed for the purpose of acquiring control of one or more businesses or entities (a “Business Combination”), intends to register its securities under the Securities Act of 1933, as amended (“Securities Act”), in connection with its initial public offering (“IPO”).

                     (the “Capital Partner”) hereby commits to purchase an aggregate of              shares (“Founders’ Shares”) of the Class A common stock, par value $0.0001 per share (“Common Stock”), of the Corporation for an aggregate purchase price and total consideration of $            , which amount is being delivered to the Corporation simultaneously with the execution of this letter. The Capital Partner acknowledges and agrees that if the underwriters in the IPO determine the size of the offering should be increased or decreased, and the board of directors of the Corporation so agrees, the Capital Partner will (i) in the case of an increase, purchase additional shares of Common Stock at a price per share equal to the per share price paid by the Capital Partner for the Founders’ Share and (ii) in the case of a decrease, sell a portion of the Founders’ Shares to the Corporation at cost to be held in treasury or retired, as determined by the Corporation, in order to maintain the ownership of the Corporation’s initial stockholders at a certain percentage of the number of shares to be sold in the IPO, as determined by the board of directors of the Corporation. Any increase or decrease will be allocated 19.6% to the Insider Subgroup (as defined below) and 80.4% to all Insider Holders (as defined below), including the Insider Subgroup, in each case on a pro rata basis (based on the number of Sponsors’ Shares held by such Insider Holder, as compared to the aggregate number of Sponsors’ Shares held by the Insider Subgroup or the Insider Holders (including the Insider Subgroup), as the case may be).

The Capital Partner further commits to purchase an aggregate of              shares (“Sponsors’ Shares”) of Common Stock at $10.00 per Sponsor Share, for an aggregate purchase price of $            . Within three (3) days after the Company’s request therefor, the Capital Partner will cause such purchase price to be delivered to a non-interest bearing account designated by Bingham McCutchen LLP (the “Escrow Agent”), by wire transfer, as set forth in the Escrow Agreement attached hereto as Exhibit A, to hold until the Corporation consummates the IPO. The Capital Partner acknowledges and agrees that if the underwriters in the IPO determine that additional Sponsor Shares must be purchased in order to consummate the IPO based on market conditions at that time, and if the board of directors of the Corporation so agrees, the Capital Partner will purchase a proportionate number of additional Sponsor Shares, pro rata with the other holders of Sponsor Shares at the same price as the initial purchase of Sponsor Shares, provided such number of additional Sponsors’ Shares shall not exceed 13% of the number of Sponsors’ Shares set forth above without consent of the Capital Partner. If additional purchases are necessary, the Capital Partner agrees that it will deliver the purchase price for such additional Sponsor Shares to the Escrow Agent as promptly as is reasonably practicable following written notice of such decision. If the Capital Partner does not purchase all or any portion of such additional Sponsor Shares and breaches the purchase obligations set forth above, the other purchasers of shares of capital stock identical to the Sponsor Shares (the “Equivalent Shares”)

will have the ability, but not the obligation, to satisfy the Capital Partner’s purchase obligation (and if they do, then the Capital Partner will sell, at the original cost, the Founders’ Shares held by the Capital Partner to the other purchasers of Equivalent Shares who satisfy the Capital Partner’s purchase obligation).

The purchase and issuance of the Sponsors’ Shares shall occur simultaneously with the consummation of the IPO. Simultaneously with the consummation of the IPO, the Escrow Agent shall deposit the purchase price for the Sponsors’ Shares, without interest or deduction, into the trust account (the “Trust Account”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO (“Registration Statement”).

As used herein, the terms “Insider Holders”, “Independent Directors” and “Insider Subgroup” shall have the meanings set forth in the Table of Capital Partners attached hereto as Exhibit B.

The Capital Partner acknowledges and agrees:

•

that a portion of the Founders’ Shares will be subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option in the IPO in full, with 19.6% of such forfeiture allocated to the Insider Subgroup and 80.4% of such forfeiture allocated to all Insider Holders, including the Insider Subgroup, in each case on a pro rata basis (based on the number of Sponsors’ Shares held by the Capital Partner as compared to the aggregate number of Sponsors’ Shares held by the Insider Subgroup or the Insider Holders (including the Insider Subgroup), as the case may be);

•	to vote the Founders’ Shares and Sponsors’ Shares in favor of any proposed Business Combination recommended to public stockholders by the board of directors of the Corporation;

•

not to convert any Founders’ Shares or Sponsors’ Shares in connection with any vote to approve a proposed Business Combination, and not to sell any Founders’ Shares or Sponsors’ Shares pursuant to a tender offer by the Company in connection with a proposed Business Combination

•

that the Founders’ Shares will be placed in escrow and will not be released until one year after the completion of a Business Combination (subject to certain exceptions set forth below) or earlier if, subsequent to a Business Combination (1) with respect to 50% of the Founders’ Shares, the last sales price of the Corporation’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after completion of a Business Combination and, with respect to the remaining 50% of the Founders’ Shares, the last sales price of the Corporation’s Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after completion of a Business Combination or (2) the Corporation consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, however, that if the underwriters for the IPO recommend changes in the conditions for the release of the Founders’ Shares and the Corporation accepts such recommendations, then the conditions for such release may be modified with respect to all Founders’ Shares; and provided further, however, that the Founders’ Shares may be transferred during the period in which they are held in escrow (i) to other holders of Founders’ Shares and to officers, directors and employees of the Company and, if the Capital Partner is an entity, as a distribution to partners, members or stockholders of the Capital Partner upon the liquidation and dissolution of the Capital Partner, (ii) by bona fide gift to a member of the Capital Partner’s immediate family or to a trust, the beneficiary of which is the Capital Partner or a member of the Capital Partner’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the Capital Partner, (iv) pursuant to a qualified domestic relations order, or (v) by private sales made in connection with a Business Combination at prices no greater than the price at which the Founders’ Shares were originally purchased, in each case on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the transfer restrictions set forth herein;

•

that the Sponsor Shares will not be transferable until 30 days after the completion of a Business Combination; provided, however, that if the underwriters for the IPO recommend changes in the conditions for the release of the Sponsors’ Shares and the Corporation accepts such recommendations, then the conditions for such release may be modified with respect to all Sponsors’ Shares; and provided further, however, that the Sponsors’ Shares may be transferred prior to the date that is 30 days after the completion of a Business Combination (i) to other holders of Sponsors’ Shares and to officers, directors and employees of the Company and, if the Capital Partner is an entity, as a distribution to partners, members or stockholders of the Capital Partner upon the liquidation and dissolution of the Capital Partner, (ii) by bona fide gift to a member of the Capital Partner’s immediate family or to a trust, the beneficiary of which is the Capital Partner or a member of the Capital Partner’s immediate family for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death of the Capital Partner, (iv) pursuant to a qualified domestic relations order, or (v) by private sales made in connection with a Business Combination at prices no greater than the price at which the Founders’ Shares were originally purchased, in each case on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the transfer restrictions set forth herein;

•	that the Founders’ Shares and Sponsor Shares will be subject to customary registration rights, which shall be described in the Registration Statement;

•

that the Capital Partner will not participate in any liquidation distribution with respect to the Founders’ Shares or Sponsors’ Shares (but will participate in liquidation distributions with respect to any additional shares purchased by the Capital Partner in the IPO or in the open market) if the Corporation fails to consummate a Business Combination;

•

that the Founders’ Shares and Sponsor Shares will include any additional terms or restrictions as is customary in other similarly structured blank check company offerings or as may be reasonably required by the underwriters in the IPO and agreed upon by the board of directors of the Corporation in order to consummate the IPO, each of which will be set forth in the Registration Statement;

•

that if, in the determination of the board of directors of the Corporation, in order to consummate any Business Combination, the holders of Founders’ Shares or Sponsors’ Shares are required to contribute back to the capital of the Corporation a portion of any such securities to be cancelled by the Corporation, the Capital Partner will contribute back to the capital of the Corporation as follows: (i) with respect to the Founders’ Shares, any decrease will affect first, the Insider Holders with 19.6% of the decrease allocated to the Insider Subgroup and 80.4% of the decrease allocated to all Insider Holders, including the Insider Subgroup, in each case on a pro rata basis (based on the number of Sponsors’ Shares held by such Insider Holder, as compared to the aggregate number of Sponsors’ Shares held by the Insider Subgroup or the Insider Holders (including the Insider Subgroup), as the case may be) until the ratio of Founders’ Shares to Sponsors’ Shares held by the Independent Directors is 1 to 1, and second, all holders of Founders’ Shares on a pro rata basis (based on the number of Sponsors’ Shares held by a holder as compared to the total number of Sponsors’ Shares held by all holders of Sponsors’ Shares) and (ii) with respect to the Sponsors’ Shares, a proportionate number of Sponsors’ Shares pro rata with the other holders of Sponsors’ Shares;

•

that the Capital Partner will lend to the Corporation an amount equal to $             pursuant to the terms set forth in the Form of Promissory Note attached hereto as Exhibit C, which will be used to pay a portion of the expenses of the IPO;

•

that, if the remaining funds held by the Company outside of the Trust Account are insufficient to fund the legal and administrative expenses directly associated with the Corporation’s liquidation in the event it fails to consummate a Business Combination (such amount currently anticipated to be no more than $15,000), the Capital Partner agrees to pay its pro rata share (based on the number of Sponsors’ Shares held by the Capital Partner as compared to the aggregate number of Sponsors’ Shares held by the Insider Holders) of the funds necessary to complete such liquidation and not to seek repayment therefor; and

•

that it will execute agreements for purposes of effectuating the arrangements described herein prior to the consummation of the IPO as are reasonably requested by the Corporation, including but not limited to (i) an insider letter, (ii) an escrow agreement and (iii) a registration rights agreement that are identical in all material respects to those executed by the other holders of Founders’ Shares and Sponsors’ Shares.

The Capital Partner hereby represents and warrants that:

•	it has been advised that the Founders’ Shares and Sponsors’ Shares have not been registered under the Securities Act;

•	it is acquiring the Founders’ Shares and Sponsors’ Shares for his/her/its account for investment purposes only;

•	it has no present intention of selling or otherwise disposing of the Founders’ Shares and Sponsors’ Shares in violation of the securities laws of the United States;

•	it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act;

•

it has had both the opportunity to ask questions and receive answers from the officers and directors of the Corporation and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder;

•	it is familiar with the proposed business, management, financial condition and affairs of the Corporation;

•	it has full power, authority and legal capacity to execute and deliver this letter and any documents contemplated herein; and

•	if it is a corporation, limited liability company or limited partnership, it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation.

This letter agreement (i) has been duly and validly authorized, executed and delivered by the Capital Partner and is the legal, valid and binding obligation of the Capital Partner enforceable against it in accordance with its terms and (ii) will be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state, without giving effect to any conflicts of laws provisions.

This letter agreement may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute the same letter agreement.

[Signature page to follow]

Very truly yours,

[Capital Partner]

By:
Name:
Title:

Accepted and Agreed:

HF2 FINANCIAL MANAGEMENT INC.

By:
Name: R. Bradley Forth
Title: Chief Financial Officer

Date:

Exhibit A

Escrow Agreement

See attached.

Exhibit B

TABLE OF CAPITAL PARTNERS

Insider Holders

Broad Hollow Investors LLC
Broad Hollow LLC and Foote Family Trust, severally and not jointly
Healey Associates LLC
Healey Family Foundation
Randall S. Yanker
Burke Family Trust
Parsifal Partners B, LP
PanMar Capital llc
Foote Family Trust
R. Bradley Forth

Independent Directors

Broad Hollow Investors LLC
Broad Hollow LLC and Foote Family Trust, severally and not jointly
Healey Associates LLC
Healey Family Foundation
Randall S. Yanker
Burke Family Trust
Parsifal Partners B, LP
PanMar Capital llc

Insider Subgroup

Foote Family Trust
R. Bradley Forth

Exhibit C

Form of Promissory Note

See attached.

This schedule is provided in accordance with Instruction 2 to Item 601 of Regulation S-K to accompany this form of Subscription Agreement.

Capital Partner	Number of Founders’ Shares	Aggregate Amount Paid for all Founders’ Shares	Sponsors’ Shares (at $10.00/share)
Broad Hollow Investors LLC	382,656	$2,248.27	143,844
Broad Hollow LLC	0	$0	33,195
Sally H. Foote	571,881	$3,360.05	0
Healey Associates LLC	352,726	$2,072.42	132,593
Healey Family Foundation	352,726	$2,072.42	132,593
Randall S. Yanker	1,423,216	$8,362.03	535,000
Burke Family Trust	353,221	$2,075.33	132,779
Parsifal Partners B, LP	294,350	$1,729.44	110,649
PanMar Capital llc	58,871	$58,871	22,130
R. Bradley Forth	322,383	$1,894.14	0
NAR Special Global, LLC	796,973	$4,682.57	300,077
Thomas Maheras	132,829	$780.43	50,013
Daniel T. Smythe	106,263	$624.34	40,010
Ramnarain Jaigobind	66,414	$390.21	25,006
Paul D. Schaeffer	26,566	$156.09	10,003
Dickinson Investments LLC	13,283	$78.04	5,001
SC-NGU LLC	13,283	$78.04	5,001
Jeffrey J. Hodgman	26,566	$156.09	10,003
Robert H. Zerbst	23,510	$138.13	8,852
Joseph C. Canavan	70,529	$414.39	26,555